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                        PENNSYLVANIA POWER COMPANY

                                    to

                               CITIBANK, N.A.,
                                        As Trustee

                             ---------------

                       Forty-eighth Supplemental
                               Indenture

                     Providing among other things for

                      AN AMENDMENT OF THE INDENTURE

                            -----------------



                      Dated as of November 15, 1999



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          FORTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of November 15, 1999, made and entered into by and between PENNSYLVANIA POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business in Akron, Summit County, Ohio (hereinafter sometimes referred to as the "Company") and CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America, with its principal office in the Borough of Manhattan, The City, County and State of New York (hereinafter sometimes referred to as the "Trustee"), as trustee under the Indenture dated as of November 1, 1945 between the Company and CITIBANK, N.A. (successor to The First National Bank of The City of New York), as trustee, as supplemented and amended by Supplemental Indentures between the Company and the Trustee, dated as of May 1, 1948, as of March 1, 1950, as of February 1, 1952, as of October
1, 1957, as of September 1, 1962, as of June 1, 1963, as of    June 1, 1969,
as of May 1, 1970, as of April 1, 1971, as of October 1, 1971, as of May 1, 1972, as of December 1, 1974, as of October 1, 1975, as of September 1, 1976, as of April 15, 1978, as of June 28, 1979, as of January 1, 1980, as of June
1, 1981, as of January 14, 1982, as of   August 1, 1982, as of December 15,
1982, as of December 1, 1983, as of September 6, 1984, as of December 1,
1984, as of May 30, 1985, as of October 29, 1985, as of August 1, 1987, as of May 1, 1988, as of November 1, 1989, as of December 1, 1990, as of September 1, 1991, as of May 1, 1992, as of July 15, 1992, as of August 1, 1992, as of May 1, 1993, as of July 1, 1993, as of August 31, 1993, as of September 1, 1993, as of September 15, 1993, as of October 1, 1993, as of November 1,
1993, as of August 1, 1994, as of September 1, 1995, as of June 1, 1997, as of June 1, 1998 and as of September 29, 1999 (said Indenture as so supplemented and amended, and as hereby supplemented and amended, being hereinafter sometimes referred to as the "Indenture");

          Whereas, the Company and the Trustee have executed and delivered the Indenture for the purpose of securing an issue of bonds of the First Series described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being not limited, and the Indenture fully describes and sets forth the property conveyed thereby and is filed with the Secretary of the Commonwealth of Pennsylvania and the Secretary of State of the State of Ohio and will be of record in the office of the recorder of deeds of each county in the Commonwealth of Pennsylvania and the State of Ohio in which this Forty-eighth Supplemental Indenture is to be recorded and is on file at the corporate trust office of the Trustee, above referred to; and

          Whereas the Indenture provides that the Company and the Trustee may, from time to time and at any time, enter into indentures supplemental thereto in order to change, alter, modify, vary or eliminate any of the terms, provisions, restrictions or condition thereof;

          Now Therefore, in consideration of the premises, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of modifying the provisions of the Indenture insofar as they prevent the Company from acquiring certain property from Duquesne Light Company.

          Section 1. The Indenture is hereby modified by excepting the Company's acquisition from Duquesne Light Company's of any undivided interest in the Beaver Valley Power Station, located in Shippingport, Pennsylvania, from the provisions of Section 7.05 thereof and by excluding the prior lien bonds relating to such undivided interest from the provisions of Section 7.14 thereof; and the Company hereby assigns and pledges to the Trustee the Company's contractual rights to have Duquesne Light Company satisfy and discharge all prior lien bonds relating to any interest in said Beaver Valley Power Station that the Company acquires from Duquesne Light Company.

          Section 2. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          Section 3. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

          Section 4. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Section 5. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          Pennsylvania Power Company hereby constitutes and appoints Richard
H. Marsh to be its attorney for it and in its name as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority to take such acknowledgement, to the intent that the same may be duly recorded.

          Citibank, N.A. hereby constitutes and appoints Patrick DeFelice to be its attorney for it and in its name as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority to take such acknowledgement, to the intent that the same may be duly recorded.

          In Witness Whereof, Pennsylvania Power Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, in the City of Akron, County of Summit and State of Ohio and CITIBANK, N.A., in token of its acceptance of the trust, has caused its corporate name to be hereunto affixed, and this instrument to be signed by a Vice President and its corporate seal to be affixed and attested by its Corporate Secretary in The City of New York, County of New York and State of New York, all as of the day and year first above written.

                               Pennsylvania Power Company,

                               By:
                                  --------------------------
                                      Richard  H. Marsh
                                        Vice President
ATTEST:

By:
  ---------------------------
       Edward J. Udovich
  Assistant Corporate Secretary
                                                        [Seal]

Signed, sealed and delivered by
Pennsylvania Power Company
in the presence of:

-----------------------------

-----------------------------

                                      Citibank, N.A.
                                      as Trustee as aforesaid
                                      By:
                                         ----------------------
                                              P. DeFelice
                                             Vice President

ATTEST:

---------------------------
    Senior Trust Officer
                                                            [Seal]


Signed, sealed and delivered by
Citibank, N.A. in
the presence of:

--------------------------

--------------------------


State of Ohio     )
                  )  ss.:
County of Summit  )

          BE IT REMEMBERED that, on the ____ day of November, 1999 before me, the undersigned, a Notary Public in said County of Summit, State of Ohio, personally appeared Edward J. Udovich, who being duly sworn according to law, doth depose and say that she was personally present and did see the common or corporate seal of the above named PENNSYLVANIA POWER COMPANY affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of the said Pennsylvania Power Company and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named Richard H. Marsh is a Vice President of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is the Corporate Secretary of Pennsylvania Power Company, and that the name of this deponent above signed is attestation of the due execution of the said Supplemental Indenture is in this deponent's own proper handwriting.

          Sworn to and subscribed before me this ____ day of November, 1999.

[SEAL]                                             --------------------

State of Ohio     )
                  )  ss.:
County of Summit  )

          I HEREBY CERTIFY THAT on this ____ day of November, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Richard H. Marsh, the attorney for PENNSYLVANIA POWER COMPANY, and the attorney named in the foregoing Supplemental Indenture and, by virtue and in pursuance of the authority therein conferred upon him, acknowledged the said Supplemental Indenture to be the act and deed of said Pennsylvania Power Company.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                         ---------------------


State of Ohio     )
                  )  ss.:
County of Summit  )

          On the ____ day of November, 1999, before me, personally came Richard H. Marsh to me known, who, being by me duly sworn, did depose and say that he resides at ________________; that he is a Vice President of PENNSYLVANIA POWER COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                                ----------------------


State of New York   )
                    )  ss.:
County of New York  )

          BE IT REMEMBERED that, on the ____ day of November, 1999 before me, the undersigned, a Notary Public in said County of New York, State of New York, personally appeared __________, who being duly sworn according to law, doth depose and say that she was personally present and did see the common or corporate seal of the above named CITIBANK, N.A. affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of the said CITIBANK, N.A. and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named, P. DeFelice is one of the Vice Presidents of said association and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is a Senior Trust Officer of said CITIBANK, N.A., and that the name of this deponent above signed is attestation of the due execution of the said Supplemental Indenture is in this deponent's own proper handwriting.

          Sworn to and subscribed before me this ___ day of November, 1999.

[SEAL]                                        ----------------------


State of New York   )
                    )  ss.:
County of New York  )

          I HEREBY CERTIFY that on this ___ day of November, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared P. DeFelice, the attorney for CITIBANK, N.A., and the attorney named in the foregoing Supplemental Indenture and, by virtue and in pursuance of the authority therein conferred upon him, acknowledged the execution of said Supplemental Indenture to be the act and deed of said CITIBANK, N.A.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                         --------------------

State of New York   )
                    )  ss.:
County of New York  )

          On the ___ day of November, 1999 before me, personally came P. DeFelice, to me known, who being by me duly sworn, did depose and say that he resides at 47-09 169th Street, Flushing, New York 11358; that he is a Vice President of CITIBANK, N.A., one of the parties described in and which executed the above instrument; that he knows the seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                              --------------------


          Citibank, N.A. hereby certifies that its precise name and address as Trustee hereunder are:

                              Citibank, N.A.
                              111 Wall Street
                              Borough of Manhattan
                              City, County and State
                              of New York 10043

                              Citibank, N.A.

                              By:
                                 -----------------------------
                                          P. DeFelice
                                         Vice President